                                                                    EXHIBIT 99.1

                                                  For more information, contact:
                                                                    Kristen Lark
                                                                    214.220.2484
                                                              klark@goodguys.com


                      GOOD GUYS ANNOUNCES FINANCIAL RESULTS

           SAN FRANCISCO -- December 7, 2000 -- Good Guys, Inc. (Nasdaq: GGUY), one of the nation's largest specialty retailers of consumer entertainment electronics, today announced financial results for the fourth quarter and fiscal year ended September 30, 2000, and restated results of operations for fiscal 1998 and 1999.

           Good Guys reported a loss from operations of $1.3 million for fiscal 2000, which includes a one-time gain of $10.8 million associated with property transactions in the first and fourth quarters, compared to a restated operating loss of $35.2 million for fiscal 1999. Including interest expense and a tax charge of $9.6 million ($7.5 million non-cash), or $.47 per share, primarily to adjust the valuation allowance related to deferred tax assets associated with tax loss carry-forwards, Good Guys reported a net loss of $17.3 million, or $.84 per share, for fiscal 2000 compared to a restated net loss of $39.9 million, or $2.58 per share, for fiscal 1999.

           Good Guys now has $74 million and $44 million of federal and state operating loss carry-forwards, respectively, which can be used to offset future taxable income and expire on various dates from 2003 to 2020.

           Earnings before interest, taxes, depreciation and amortization (EBITDA) for the year were positive, increasing to $13.4 million from a negative $21.0 million in fiscal 1999. Cash flow provided by operating activities was also positive, improving to $11.3 million from negative $58.3 million in the year prior. Both EBITDA and cash flow include the one-time gain associated with the property transactions. In addition, gross profit dollars increased to $246.5 million in fiscal 2000 from $222.9 million in fiscal 1999 with gross profit margin rising to 28.6 percent for the year from 24.3 percent in the year prior.

           "Fiscal 2000 was a year full of tremendous changes as well as tremendous progress. Over the past 12 months, we repositioned the company as a premier provider of fully featured, higher-end consumer entertainment electronics, reorganized our in-store structure, launched a new advertising campaign, dramatically reduced costs, significantly reduced our operating loss and substantially strengthened our management team," said Ronald A. Unkefer, founder, chairman and chief executive officer of Good Guys. "With all of these initiatives well under way, we expect to continue seeing sizeable improvements in both our sales and overall financial performance."

           Sales for continuing categories and comparable store sales for continuing categories both grew 5 percent for the year, increasing to $860.5 million in fiscal 2000 from $820.4 million in fiscal 1999. Net sales for the fiscal year were $860.5 million compared to $915.6 million in fiscal 1999, reflecting the elimination of low-margin computers and home office products and the de-emphasis of entry-level offerings. Comparable store sales steadily increased in the last half of the year and culminated in 16.5 percent growth in the fourth quarter.

FOURTH-QUARTER PERFORMANCE

           For the fourth quarter of fiscal 2000, Good Guys reported income from operations of $2.0 million, which includes a one-time lease termination gain of $9.8 million associated with the consolidation and relocation of its corporate headquarters, compared to a loss from operations of $23.3 million in the fourth quarter of fiscal 1999. Including interest expense and the tax charge of $9.6 million that was recorded in the quarter, Good Guys posted a net loss of $9.7 million, or $.45 per share, compared to a restated net loss of $25.5 million, or $1.42 per share, for the fourth quarter of 1999.

           EBITDA for the quarter was positive, improving to $5.7 million from a negative $19.7 million in the same period of the prior year. Gross profit margin rose 3.5 percentage points to 26.9 percent from 23.4 percent over the fourth quarter of fiscal 1999, but was lower than immediately preceding quarters as a result of a more promotional advertising and sales effort that helped fuel double-digit sales growth.

           Comparable store sales for continuing categories climbed 16.5 percent for the quarter and net sales rose 10.4 percent. Net sales and sales for continuing categories for the fourth quarter were $212.0 million compared to net sales of $192.0 million and sales for continuing categories of $182.0 million for the fourth quarter of fiscal 1999.

RESTATEMENT OF RESULTS FROM OPERATIONS FOR FISCAL 1998 AND 1999

           During the process of finalizing operating results for fiscal 2000, the new management team determined that certain costs associated with relocating several stores in prior years should have been recorded in prior periods. As a result, the company is restating financial results for fiscal 1998 and 1999, primarily to reflect additional costs associated with the exiting and relocating of stores during that time, which include lease termination payments and amortization of leasehold improvements. The effect of the restatement was to increase the net loss in fiscal 1998 from $8.9 million, or $.64 per share, to $11.8 million, or $.84 per share, and to increase the net loss in fiscal 1999 from $39.3 million, or $2.54 per share, to $39.9 million, or $2.58 per share. The effect of the restatement on fiscal years prior to 1998 resulted in an increase to 1998 beginning retained earnings of $528,000. The restatement has no effect on the company's cash flow. The effect of the restatement on fiscal 2000 was not significant and is included in operating results for the fourth quarter. The restated financial statements will be included in the company's annual report on Form 10-K, which it expects to file by December 29.

CHANGE IN REPORTING

           As reported in its Form 8-K filing with the Securities and Exchange Commission on November 15, Good Guys has changed its fiscal year end from September 30 to the last day of February for fiscal years ending after September 30, 2000. The change was made to align Good Guys' financial reporting with that of other consumer electronics retailers and to allow the investment and vendor communities to draw more realistic comparisons between the company and its major competitors. The company will report sales and financial results for the three-month period ending December 31, 2000, and the total five-month transitional period ending February 28, 2001.

 FINANCIAL OUTLOOK

           Based on quarter-to-date performance, Good Guys expects to post a sales increase in the mid-single digits for the three-month period ending December 31. The company expects continued progress towards profitability during the five-month transitional period ending February 28 and to be profitable in the fiscal years that follow.

           "Over the past 12 months we have put the fundamentals in place and have assembled both the people and the products necessary to further bolster our sales and achieve sustainable, long-term profitability," said Unkefer. "By continuing to focus our efforts on improving our in-



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store execution, reducing costs and further differentiating Good Guys' sales staff and product selection from the national chains, I am confident that we will continue to see dramatic improvements in our financial performance while strengthening our value proposition to customers, vendors and investors."

CONFERENCE CALL

           Good Guys will hold a conference call today to discuss Fiscal 2000 financial results at 1:30 p.m. Pacific Daylight Time. Interested parties are invited to listen to the call via a webcast that can be found in the "About Good Guys" section located at www.goodguys.com. The conference identification number is 792805. The conference call will be archived online for 30 days.

           Good Guys is a leading specialty retailer of consumer entertainment electronics, offering a distinctive selection of fully featured digital and high-tech products from more than 100 of the world's most respected manufacturers. Founded in 1973, Good Guys currently operates 79 stores in California, Nevada, Oregon and Washington. For more information, visit www.goodguys.com.

           To the extent this news release contains forward-looking statements, such statements are subject to risks and uncertainties, including, but not limited to, the successful implementation of the Company's current restructuring program, increases in promotional activities of competitors, changes in consumer buying attitudes, the presence or absence of new products or product features in the Company's merchandise categories, changes in vendor support for advertising and promotional programs, changes in the Company's merchandise sales mix, and economic conditions.


                               --tables attached--

                             SELECTED FINANCIAL DATA
                                   (UNAUDITED)

                                                              September 30, 2000
                                                       -------------------------------
                                                       Quarter Ended        Year ended
                                                       -------------        ----------
(Amounts in thousands, except per share amounts)
Net sales                                                $ 212,031          $ 860,543
Gross profit                                             $  56,941          $ 246,537
Income (loss) from operations                            $   2,040          $  (1,325)
Net loss                                                 $  (9,744)         $ (17,328)
Net loss per share                                       $   (0.45)         $   (0.84)
Weighted average shares                                     21,680             20,560

                                                              September 30, 1999
                                                                 (as restated)
                                                       -------------------------------
                                                       Quarter Ended        Year ended
                                                       -------------        ----------
(Amounts in thousands, except per share amounts)
Net sales                                                $ 191,994          $ 915,642
Gross profit                                             $  44,864          $ 222,897
Income (loss) from operations                            $ (23,264)         $ (35,150)
Net loss                                                 $ (25,542)         $ (39,887)
Net loss per share                                       $   (1.42)         $   (2.58)
Weighted average shares                                     18,048             15,484

                                 GOOD GUYS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

(Amounts in thousands, except per share amounts)

                                                  Three Months Ended                               Twelve Months Ended
                                      ------------------------------------------       --------------------------------------------
                                      September 30, 2000      September 30, 1999       September 30, 2000       September 30, 1999
                                      -----------------       ------------------       ------------------       -------------------
                                                               (as                                              (as
                                                             restated)                                        restated)
                                                  % of                     % of                     % of                    % of
                                      Amount      Sales       Amount       Sales       Amount       Sales       Amount        Sales
                                      ------      -----       ------       -----       ------       -----       ------        -----
Net sales                           $ 212,031     100.0%    $ 191,994      100.0%      860,543      100.0%     $ 915,642      100.0%
Cost of sales                         155,090      73.1%      147,130       76.6%      614,006       71.4%       692,745       75.7%
                                                                                     ---------      -----      ---------      -----

Gross profit                           56,941      26.9%       44,864       23.4%      246,537       28.6%       222,897       24.3%

Selling, general and
    administrative expenses (1)        64,651      30.5%       68,128       35.5%      258,637       30.1%       257,993       28.2%
Gains (loss) from
    Property transactions               9,750       4.6%                     0.0%       10,775        1.3%           (54)       0.0%
                                    ---------               ---------                ---------                 ---------

    Income (loss) from operations       2,040       1.0%      (23,264)     -12.1%       (1,325)      -0.2%       (35,150)      -3.8%

Interest expense, net                   2,207       1.0%        2,278        1.2%        6,426        0.7%         4,737        0.5%
                                    ---------               ---------                ---------                 ---------


    Loss before income taxes             (167)     -0.1%      (25,542)     -13.3%       (7,751)      -0.9%       (39,887)      -4.4%

Income tax expense                      9,577       4.5%                     0.0%        9,577        1.1%                      0.0%
                                    ---------               ---------                ---------                 ---------

Net loss                            $  (9,744)     -4.6%    $ (25,542)     -13.3%    $ (17,328)      -2.0%     $ (39,887)      -4.4%
                                    =========               =========                =========                 =========


Net loss per common share           $   (0.45)              $   (1.42)               $   (0.84)                $   (2.58)
    Weighted average shares            21,680                  18,048                   20,560                    15,484

(1) Includes non-cash
amortization and depreciation       $   3,657               $   3,597                $  14,718                 $  14,123

                                 GOOD GUYS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                    UNAUDITED

                                                                     September 30,
                                                            ---------------------------
(Dollars in thousands, except share and per share data)       2000              1999
                                                                            (as restated)
                                                            ---------       -------------
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                   $   7,231         $   2,556
Accounts receivable                                            15,593            19,021
Merchandise inventories                                       121,458           110,276
Prepaid expenses                                               11,161             6,710
                                                            ---------         ---------
Total current assets                                          155,443           138,563

PROPERTY AND EQUIPMENT:
Land                                                                0             2,306
Leasehold improvements                                         73,629            73,298
Furniture, fixtures, and equipment                             76,181            72,686
Construction in progress                                        1,269             3,785
                                                            ---------         ---------
Total property and equipment                                  151,079           152,075
Less accumulated depreciation and amortization                 86,224            72,121
                                                            ---------         ---------
Property and equipment - net                                   64,855            79,954
                                                            ---------         ---------

Other assets                                                      471             7,646
                                                            ---------         ---------
Total Assets                                                $ 220,769         $ 226,163
                                                            =========         =========


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                            $  57,395         $  36,571
Accrued expenses and other liabilities:
   Payroll                                                      9,710             9,615
   Sales taxes                                                  5,751             4,936
   Other                                                       23,036            25,583
                                                            ---------         ---------
Total current liabilities                                      95,892            76,705
Revolving credit debt                                          34,358            56,504

SHAREHOLDERS' EQUITY:
Preferred stock, $.001 par value
   Authorized, 2,000,000 shares - None issued
Common stock, $.001 par value:
   Authorized, 40,000,000 shares
   Issued and outstanding 22,763,194 and
   19,636,022 shares respectively                                  23                20
Additional paid-in capital                                    103,222            88,332
Retained earnings (deficit)                                   (12,726)            4,602
                                                            ---------         ---------
Total shareholders' equity                                     90,519            92,954
                                                            ---------         ---------
Total Liabilities and Shareholders' Equity                  $ 220,769         $ 226,163
                                                            =========         =========



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